UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Blvd., Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 12, 2007, Simpson Manufacturing Co., Inc. (the “Company”) entered into an agreement with Oakland Land Company, LLC, (the “Purchaser”) to sell land, buildings and improvements in San Leandro, California, for $13.5 million in cash. The Company has vacated its San Leandro, California, facility and has moved its operations there into its newly expanded facility in Stockton, California. The purchaser is currently performing its due diligence and, if that is satisfactorily completed and other customary conditions are satisfied, the transaction is expected to close in the third quarter of 2007.

Item 9.01    Financial Statements and Exhibits

(d)      Exhibits:

Exhibit Number	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated June 5, 2007, by and between Simpson Manufacturing Co., Inc. and Oakland Land Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	June 14, 2007	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer